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                                    [LETTERHEAD]


                      Consent of Independent Public Accountants





As independent public accountants, we hereby consent to the incorporation by reference in this Form 10K of our report dated February 6, 1997 included in ESELCO Inc.'s annual report to shareholders. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.



                                             ARTHUR ANDERSEN LLP



Detroit, Michigan
  March 27, 1997.


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